UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006

NewGen Technologies, Inc

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210

(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K (the “Original Form 8-K”) that was filed by NewGen Technologies, Inc. (“NewGen” or the “Company”) on December 26, 2006 with respect to certain events that occurred on December 21, 2006. This Form 8-K/A restates, in its entirety, the disclosure contained in the Original Form 8-K.

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)  On December 21, 2006, the Board of Directors (the “Board”) of the Company approved, effective immediately, the dismissal of the Company’s then-current principal independent accountant, Weinberg & Company, P.A., of Boca Raton, Florida (the “Outgoing Auditor”). The replacement of the Outgoing Auditor with NewGen’s new principal independent accountant will take effect prior to the audit of NewGen’s financial statements for the fiscal year ending December 31, 2006.

The Outgoing Auditor served as NewGen’s principal independent accountant from June 2005 until the effective date of its dismissal. During such period of time, the Outgoing Auditor’s reports on the Company’s financial statements did not contain an adverse opinion and were not modified as to audit scope or accounting principles. Furthermore, during such period of the Outgoing Auditor’s service, there were no disagreements between the Company and the Outgoing Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the Outgoing Auditor’s satisfaction, would have caused the Outgoing Auditor to make reference to the subject matter of any such disagreement in connection with its reports on the Company’s financial statements.

As described in the Outgoing Auditor’s report (the “Subject Auditor’s Report”), dated April 12, 2006, on the Company’s financial statements for the fiscal year ended December 31, 2005 (the “2005 Financials”), which was included within Part I, Item 7 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, the Outgoing Auditor’s opinion with respect to the 2005 Financials was qualified by the assumption that the Company would continue as a going concern. The Subject Auditor’s Report stated that the Company’s working capital deficiency and stockholders’ deficiency as of December 31, 2005 raised “substantial doubt” about the Company’s ability to continue as a going concern, and also noted that the 2005 Financials did not include any adjustments that might result from the outcome of such uncertainty.

In accordance with the requirements of Item 304(c) of Regulation S-B, the Company has provided the Outgoing Auditor with a copy of the disclosures contained herein and has requested that the Outgoing Auditor furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not the Outgoing Auditor agrees with such disclosures and, if not, stating the respects in which the Outgoing Auditor does not agree. A copy of the Outgoing Auditor’s letter to the SEC, dated January 4, 2007, is filed as an exhibit to this amended Current Report on Form 8-K/A.

(b)  On December 21, 2006, the Company’s Board approved, effective immediately, the engagement of Skoda Minotti & Co. of Mayfield Village, Ohio, a registered public accounting firm (the “New Auditor”), as the Company’s new principal independent accountant. Such engagement shall take effect prior to the audit of NewGen’s financial statements for the fiscal year ending December 31, 2006. Prior to its engagement of the New Auditor, the Company did not consult with the New Auditor regarding any of the matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S−B.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

4.1	Letter from Weinberg & Company, P.A. to the Securities and Exchange Commission, dated January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

January 4, 2007	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

4.1	Letter from Weinberg & Company, P.A. to the Securities and Exchange Commission, dated January 4, 2007.